Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

In connection with the Annual Report of Subaye, Inc. (the “Company”) on Form 10-K for the year ended September 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Form 10-K”), I, James T. Crane, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1. The Form 10-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended,  and;

2. The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: December 22, 2010

/s/ James T. Crane
James T. Crane,
Chief Financial Officer